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                                                                    EXHIBIT 23.1




                        INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-39661 of Dollar Thrifty Automotive Group, Inc. and subsidiaries (successor to Pentastar Transportation Group, Inc. and subsidiaries) on Form S-1 of our report dated November 6, 1997, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated November 6, 1997 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/  Deloitte & Touche LLP

December __, 1997
Tulsa, Oklahoma